Filed pursuant to Rule 424(b)(5)
Registration No. 333-291239

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 22, 2025)

$50,000,000

Common Stock

We have entered into an At the Market Offering Agreement (the “Sales Agreement”), dated November 3, 2025, with H.C. Wainwright & Co., LLC (the “Sales Agent”), relating to the shares of our common stock, par value $0.001 per share (the “Common Stock”), offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agent, as agent and/or principal.

Sales of Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and the Sales Agent agree on any method of distribution other than sales of our common stock into The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the gross sales price per share of Common Stock issued by us and sold through them as our Sales Agent. In connection with the sale of Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “HURA.” On March 31, 2026, the last reported sales price of our Common Stock was $1.79 per share.

Investment in our Common Stock involves risks. See the section entitled “Risk Factors” on page S-6 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered before investing in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 8, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2025. Under this “shelf” registration process, we may offer and sell any combination of the securities described in the accompanying prospectus, from time to time, in one or more offerings, in an aggregate amount not to exceed $250,000,000. Under this prospectus supplement, we may from time to time offer and sell shares of our Common Stock having an aggregate offering price of up to $50,000,000, at prices and on terms to be determined by market conditions at the time of the offering. The $50,000,000 of shares of our Common Stock that may be sold under this prospectus supplement are included in the $250,000,000 of securities that may be sold under the registration statement. This prospectus supplement describes the specific details regarding this offering, including the amount of our Common Stock being offered, the risks of investing in our Common Stock, and other items.

This document is in two parts. This prospectus supplement contains specific information about the terms of this offering, including the types, amounts, and prices of the securities being offered and the plan of distribution. This prospectus supplement may also add, update, or change information contained in the accompanying prospectus and the documents incorporated by reference therein. This prospectus supplement may be updated or supplemented. The accompanying prospectus gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control. You should read carefully both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. For investors outside of the United States: neither we nor the Sales Agent have done anything that would permit this offering or possession or distribution of this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our” or similar terms, as well as references to the “Company” or “TuHURA” refer to TuHURA Biosciences, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain certain forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, without limitation, statements regarding the financial position, business strategy, and plans and objectives of management for future operations, and any statements that refer to characterizations of future events or circumstances, including any underlying assumptions. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, those described below:

•	our ability to raise funds for general corporate purposes and operations, including our research activities and clinical studies;

•	our ability to realize the anticipated benefits of our merger (the “Kineta Merger”) with Kineta, Inc. (“Kineta”);

•	the effects of the Kineta Merger on our business relationships, operating results and business generally;

•	expectations regarding the strategies, prospects, plans, expectations and objectives of our management for future operations of our company following the closing of the Kineta Merger;

•	unexpected costs, charges or expenses resulting from the Kineta Merger;

•	our ability to recruit qualified management and technical personnel;

•	the cost, timing, scope and results of our clinical studies;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our ability to attract and retain key scientific, medical, commercial and management personnel;

•	our ability to obtain and maintain required regulatory approvals for our products;

•	our expectations regarding the use of our existing cash;

•	the therapeutic potential of IFx-Hu2.0, TBS-2025 and future product candidates;

•

the regulatory approval processes of the U.S. Food and Drug Administration and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for our product candidates, we will not be able to commercialize, or will be delayed in commercializing, such product candidates, and our ability to generate revenue will be materially impaired;

•	our ability to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our current and planned products; and

•	our ability to develop and commercialize products without infringing the intellectual property rights of third parties.

While we believe these expectations, assumptions, beliefs, estimates, projections, intentions and strategies are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Actual results and timing of certain events may differ materially from those anticipated in these forward-looking statements as a result of various factors. You should consider these factors carefully in evaluating forward-looking statements contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to update forward-looking statements except as may be required under applicable securities laws. See an additional discussion under the heading “Risk Factors” in this prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, including the material referenced and the information included under the heading “Risk Factors.” You should also carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

Overview

We are a phase 3 clinical stage immuno-oncology company with three distinct technologies focused on the development of novel therapeutics designed to overcome primary and acquired resistance to cancer immunotherapies.

Our proprietary Immune FxTM technology platform, or IFx, is an innate immune agonist technology designed to “trick” the body’s immune system to attack tumor cells by making tumor cells look like bacteria. Our lead product candidate, IFx2.0, is an innate immune agonist designed to overcome primary resistance to checkpoint inhibitors. In June 2025, we initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for patients with advanced or metastatic Merkel cell carcinoma who are checkpoint inhibitor naïve utilizing the FDA’s accelerated approval pathway.

In addition to our IFx technology platform, in June 2025 we acquired the rights to TBS-2025, a novel VISTA-inhibiting monoclonal antibody formerly known as KVA1213, through our acquisition of Kineta, Inc. (“Kineta”) on June 30, 2025. VISTA (otherwise referred to as V-domain Ig suppressor of T cell activation) is an immune checkpoint highly expressed on myeloid cells that is believed to be a strong driver of immunosuppression in the tumor microenvironment and is believed to be a primary mechanism by which leukemic blasts escape immune recognition contributing to low relapse rates and high rates of recurrence in acute myeloid leukemia, or AML. Following our acquisition of Kineta, we are currently planning on investigating TBS-2025 in a Phase1b/2 trial in patients with r/r mutNPM1AML.

In addition to our IFx technology, we are leveraging our Delta Opioid Receptor (DOR) technology to develop first-in-class bi-functional, bi-specific antibody-drug conjugates (“ADCs”) targeting the DOR on Myeloid Derived Suppressor Cells (“MDSCs”) to modulate their immunosuppressive influence on the bone marrow and tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

Corporate Information

Our principal executive offices are located at 10500 University Center Drive, Suite 110, Tampa, Florida 33612. Our telephone number is (813) 875-6600. Our principal website address is www.tuhurabio.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus supplement or to be part of this prospectus supplement. You should not consider information contained on its website to be part of this prospectus supplement.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	TuHURA Biosciences, Inc.

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $50,000,000.

Common Stock to be outstanding after this offering(1)	Up to 87,269,064 shares, after giving effect to the assumed sale of 27,932,960 shares of our Common Stock, at a price of $1.79 per share, which was the closing price of our Common Stock on the Nasdaq Capital Market on March 31, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Form of offering	“At the market offering” of our Common Stock that may be made from time to time through or to the Sales Agent, as agent or principal. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Nasdaq Capital Market symbol	HURA

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	See “Risk Factors” on page S-4 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

(1)

The number of shares of Common Stock to be outstanding after the offering is based on 59,336,104 shares of Common Stock outstanding at December 31, 2025, excludes the following as of December 31, 2025:

•	18,031,425 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted exercise price of $4.45 per share;

•	57 shares of Common Stock issuable upon the settlement of restricted stock units outstanding;

•	3,793,049 shares of Common Stock reserved for future issuance under our TuHURA Biosciences, Inc. 2024 Equity Incentive Plan;

•

4,242,424 shares of Common stock and 8,484,848 shares of Common Stock upon the exercise of warrants which were issued in the first quarter of 2026 pursuant to that certain Securities Purchase Agreement, dated December 9, 2025, between the Company and K&V Investment One LLC, as modified by that certain Side Letter, dated December 9, 2025; and

•	23,941,297 shares of Common Stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $3.37 per share.

Unless otherwise indicated all information in this prospectus supplement assumes the sale of all of the shares offered hereby.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations, financial condition or results of operations. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any free writing prospectus that we may authorize for use in connection with this offering.

Risks Related to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and/or cause the price of our Common Stock to decline.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, including during this offering, offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase Common Stock in this offering. The price per share at which we sell additional shares of Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering.

Until such time, if ever, as we can generate substantial revenue from our operations, we anticipate financing our cash needs through a combination of equity offerings, debt financings and license agreements. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.

Sales of a substantial number of our shares of Common Stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of Common Stock in the public markets, including during this offering. As a result, a substantial number of shares of our Common Stock may be sold in the public market. Sales of a substantial number of shares of our Common Stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock and do not intend to do so in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of Common Stock or other equity securities, including but not limited to options, warrants or other derivative securities convertible into our Common Stock, may result in significant dilution to our stockholders and may decrease our stock price.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivery of a sales notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

You will experience immediate and substantial dilution in the book value per share of the Common Stock you purchase in the offering.

The shares of Common Stock in this offering, if any, will be sold from time to time at various prices. The offering price per share of Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. After giving effect to the sale of shares of our Common Stock in the aggregate amount of $50,000,000 in this offering at an assumed public offering price of $1.79 per share (which was the last reported sale price of shares of our Common Stock on the Nasdaq Capital Market on March 31, 2026), and after deducting estimated offering expenses and after deducting estimated sales agent commissions payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $47,467,163 or approximately $0.54 per share of Common Stock. This represents an immediate increase in net tangible book value of approximately $0.56 per share to existing stockholders and an immediate dilution of approximately $1.25 per share to new investors. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having an aggregate offering price of up to $50,000,000 from time to time using this prospectus supplement, before deducting sales agent commissions and expenses. The amount of proceeds we will receive from this offering, if any, will depend upon the number of shares of Common Stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent.

We currently intend to use the net proceeds from the sale of the securities offered under this prospectus supplement for working capital and general corporate purposes.

Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our Common Stock.

Pending any use, as described above, we plan to deposit the net proceeds in money market accounts with our primary bank or otherwise invest the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION

If you purchase shares of our Common Stock in this offering, you will experience dilution to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

Our historical net tangible book value on December 31, 2025 was approximately $(882,835), or $(0.01) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of shares of our Common Stock in the aggregate amount of $50,000,000 in this offering at an assumed public offering price of $1.79 per share (which was the last reported sale price of shares of our Common Stock on the Nasdaq Capital Market on March 31, 2026), and after deducting estimated offering expenses and after deducting estimated sales agent commissions payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $47,467,163 or approximately $0.54 per share of Common Stock. This represents an immediate increase in net tangible book value of approximately $0.56 per share to existing stockholders and an immediate dilution of approximately $1.25 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.79
Historical net tangible book value per share as of December 31, 2025	$(0.01)
Increase in net tangible book value per share attributable to this offering	$0.56

As adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering		$0.54
Dilution per share to new investors purchasing shares in this offering		$1.25

The table above assumes for illustrative purposes that an aggregate of 27,932,960 shares of our Common Stock are sold at a price of $1.79 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on March 31, 2026, for aggregate gross proceeds of approximately $48,349,998 after deducting estimated offering expenses and estimated sales agent commissions payable by us. The shares sold in this offering, if any, will be sold from time to time at various prices. Accordingly, these dilution numbers are merely an example of potential dilution based on an assumed sales price. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $2.04 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $50,000,000 is sold at that price, would increase our adjusted net tangible book value per share after this offering to $0.57 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.47 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.54 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $50,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after this offering to $0.52 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.02 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The number of shares of Common Stock outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of December 31, 2025, which was 59,336,104, and does not include, as of that date:

•	18,031,425 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted exercise price of $4.45 per share;

•	57 shares of Common Stock issuable upon the settlement of restricted stock units outstanding;

•	3,793,049 shares of Common Stock reserved for future issuance under our TuHURA Biosciences, Inc. 2024 Equity Incentive Plan;

•

4,242,424 shares of Common stock and 8,484,848 shares of Common Stock upon the exercise of warrants which were issued in the first quarter of 2026 pursuant to that certain Securities Purchase Agreement, dated December 9, 2025, between the Company and K&V Investment One LLC, as modified by that certain Side Letter, dated December 9, 2025; and

•	23,941,297 shares of Common Stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $3.37 per share.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options under our stock option plans or issue additional warrants, or we issue additional shares of Common Stock in the future, there may be further dilution to the new investors.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of November 3, 2025, under which we may offer and sell shares of our Common Stock from time to time through the Sales Agent. Pursuant to this prospectus supplement and the accompanying base prospectus, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000.

The Sales Agreement provides that sales of our Common Stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

The Sales Agent will offer shares of our Common Stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares requested to be sold by us. We or the Sales Agent may suspend the offering of the shares of Common Stock being made through the Sales Agent under the Sales Agreement at any time upon proper notice to the other party.

Settlement for sales of Common Stock will occur on the first trading day, or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our Common Stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission in an amount 3.0% of the gross sales price of the shares of our Common Stock that the Sales Agent sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of their legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $75,000 in the aggregate, in addition to quarterly disbursements of counsel to the Sales Agent up to $5,000 per due diligence update session conducted in connection with each date we file our Annual Report on Form 10-K and $3,500 per due diligence update session conducted in connection with each date we file a Quarterly Report on Form 10-Q. We will report at least quarterly the number of shares of our Common Stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of shares of our Common Stock.

In connection with the sales of shares of our Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of shares of our Common Stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our Common Stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

The Sales Agent and certain of its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Sales Agent and its affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, the Sales Agent and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement will be passed upon for us by Foley & Lardner LLP, Tampa, Florida. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements of TuHURA as of December 31, 2025 and 2024, and for each of the years then ended, have been included in this prospectus supplement, which is referred to and made a part of this Registration Statement on Form S-3, have been audited by Cherry Bekaert LLP, independent registered accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Kineta as of December 31, 2024 and 2023, and for each of the years then ended, have been included in this prospectus, which is referred to and made a part of this Registration Statement on Form S-3, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of Common Stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.tuhurabio.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus supplement;

•	we are disclosing important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede information contained in this prospectus supplement.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of filing of the registration statement of which this prospectus supplement is a part and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus supplement is a part has been withdrawn:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

•	Our Current Reports on Form 8-K filed with the SEC January 30, 2026 and April 8, 2026; and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on July 8, 2016, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

TuHURA Biosciences, Inc.

10500 University Center Drive, Suite 110

Tampa, Florida 33612

(813) 875-6600

Attention: Chief Financial Officer

You should not assume that the information in this prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS

$250,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

Purchase Contracts

4,570,629 Shares of Common Stock

Up to 4,750,916 Shares of Common Stock Issuable Upon Exercise of Warrants

We may offer and sell from time to time up to $250,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

In addition, this prospectus relates to the offer and sale from time to time of up to 9,321,545 shares of our Common Stock, comprising up to (i) 4,570,629 shares of our Common Stock and (ii) 4,750,916 shares of our Common Stock issuable upon the exercise of warrants under this prospectus by the selling stockholders identified in the “Selling Stockholders” section of this prospectus or their permitted transferees, pledgees, donees or other successors in interest. The selling stockholders or their permitted transferees, pledgees, donees or other successors in interest may sell the shares of Common Stock in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares of Common Stock in the section of this prospectus titled “Plan of Distribution - Selling Stockholders Plan of Distribution.” We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders. We have paid or will pay the fees and expenses incident to the registration of the shares of Common Stock for sale by the selling stockholders. The selling stockholders will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to their sales of shares.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We or the selling stockholders may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers, or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution for securities to be offered by us or by the selling stockholders.

Our common stock, par value $0.001 per share (“Common Stock”), is traded on the Nasdaq Capital Market under the symbol “HURA.” On November 20, 2025, the last reported sales price of our Common Stock was $1.59 per share.

Investment in our securities involves risks. Please read carefully the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we and the selling stockholders may offer. Each time we or the selling stockholders offer securities, we or the selling stockholders will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement(s) and/or other offering material(s) may also add, update, or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described herein under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, we frequently use the terms “we,” “our,” “us,” “our company,” “TuHURA” and the “Company” to refer to TuHURA Biosciences, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, without limitation, statements regarding the financial position, business strategy, and plans and objectives of management for future operations, and any statements that refer to characterizations of future events or circumstances, including any underlying assumptions. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, those described below:

•	our ability to raise funds for general corporate purposes and operations, including our research activities and clinical studies;

•	our ability to realize the anticipated benefits of the merger (the “Kineta Merger”) with Kineta, Inc. (“Kineta”);

•	the effects of the Kineta Merger on our business relationships, operating results and business generally;

•	expectations regarding the strategies, prospects, plans, expectations and objectives of our management for future operations of our company following the closing of the Kineta Merger;

•	unexpected costs, charges or expenses resulting from the Kineta Merger;

•	the cost, timing, scope and results of our clinical studies;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our ability to attract and retain key scientific, medical, commercial and management personnel;

•	our ability to obtain and maintain required regulatory approvals for our products;

•	our expectations regarding the use of our existing cash;

•	the therapeutic potential of IFx-Hu2.0, IFx-Hu3.0, TBS-2025 and future product candidates;

•

the regulatory approval processes of the U.S. Food and Drug Administration and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for our product candidates, we will not be able to commercialize, or will be delayed in commercializing, such product candidates, and our ability to generate revenue will be materially impaired;

•	our ability to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our current and planned products; and

•	our ability to develop and commercialize products without infringing the intellectual property rights of third parties.

While we believe these expectations, assumptions, beliefs, estimates, projections, intentions, and strategies are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Actual results and timing of certain events may differ materially from those anticipated in these forward-looking statements as a result of various factors. You should consider these factors carefully in evaluating forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus. We undertake no obligation to update forward-looking statements, except as may be required under applicable securities laws. See an additional discussion under the heading “Risk Factors” in this prospectus, in an applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

TUHURA BIOSCIENCES, INC.

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.

Overview

We are a clinical stage immuno-oncology company with three distinct technologies focused on the development of novel therapeutics designed to overcome primary and acquired resistance to cancer immunotherapies.

Our proprietary Immune FxTM technology platform, or IFx, is an innate immune agonist technology designed to “trick” the body’s immune system to attack tumor cells by making tumor cells look like bacteria. Our lead product candidate, IFx2.0, is an innate immune agonist designed to overcome primary resistance to checkpoint inhibitors. In June 2025, we initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for patients with advanced or metastatic Merkel cell carcinoma who are checkpoint inhibitor naïve utilizing the FDA’s accelerated approval pathway.

In addition to our IFx technology platform, in June 2025 we acquired the rights to TBS-2025, a novel VISTA-inhibiting monoclonal antibody formerly known as KVA1213, through our acquisition of Kineta, Inc. (“Kineta”) on June 30, 2025. VISTA (otherwise referred to as V-domain Ig suppressor of T cell activation) is an immune checkpoint highly expressed on myeloid cells that is believed to be a strong driver of immunosuppression in the tumor microenvironment and is believed to be a primary mechanism by which leukemic blasts escape immune recognition contributing to low relapse rates and high rates of recurrence in acute myeloid leukemia, or AML. Following our acquisition of Kineta, we are currently planning on investigating TBS-2025 in a randomized Phase 2 trial in combination with a menin inhibitor vs menin inhibitor alone in mutated NPM1 (mutNPM1) AML.

In addition to our IFx and TBS-2025 technologies, we are leveraging our Delta Opioid Receptor technology to develop tumor microenvironment modulators in the form of first-in-class bi-specific antibody-peptide conjugates (“APCs”) and antibody-drug conjugates (“ADCs”) targeting Myeloid Derived Suppressor Cells (“MDSCs”). Our APCs and ADCs are being developed to inhibit the immune-suppressing effects of MDSCs on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

Corporate Information

Our principal executive offices are located at 10500 University Center Drive, Suite 110, Tampa, Florida 33612. Our telephone number is (813) 875-6600. Our principal website address is www.tuhurabio.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus or to be part of this prospectus. You should not consider information contained on its website to be part of this prospectus.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer under this prospectus up to $250,000,000 of debt securities, common stock, preferred stock, warrants to purchase common stock, preferred stock or debt securities, subscription rights, units and purchase contracts in one or more offerings and in any combination from time to time as described below.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and for general corporate purposes. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. Senior debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities.

General Terms

Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as set forth below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of our subsidiaries.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default, covenants or warranties applicable to the debt securities;

•	if applicable, provisions related to the issuance of debt securities in book-entry form;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether the debt securities will be subordinated in right of payment to senior indebtedness and the terms of any such subordination; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. If a holder wishes to receive a payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Consolidation, Merger or Sale by the Company

Each indenture generally permits a consolidation or merger between us and another U.S. corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

•

the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	immediately after the transaction, no event of default exists.

Even though each indenture contains the provisions described above, we are not required by either indenture to comply with those provisions if we sell all of our property and assets to another U.S. corporation if, immediately after the sale, that corporation is one of our wholly-owned subsidiaries.

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of each indenture, the resulting or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, the successor corporation may exercise our rights and powers under each indenture, in our name or in its own name and we will be released from all our liabilities and obligations under each indenture and under the debt securities.

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under either indenture.

Each indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•

the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived.

Modification of the Indentures

We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•	permit the exchange of debt securities;

•	change or eliminate restrictions on payment in respect of debt securities;

•

change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or

•	cure any ambiguity or correct any mistake.

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•

reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment.

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•

we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

•

we will no longer be under any obligation to comply with certain covenants under the applicable indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.”

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•

it must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•

certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the applicable indenture may impose on us.

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the U.S. or an agency or instrumentality of the U.S., government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.

The indentures and provisions of the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, that are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Additional Terms Applicable to Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness.

The term “senior indebtedness” is defined as:

•	any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later;

•

accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding, in respect of:

•	our indebtedness for money borrowed;

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

•	contingent reimbursement obligations with respect to letters of credit issued or supported by our working capital lenders for our account; and

•	obligations, liabilities, fees and expenses that we owe to our working capital lenders;

unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities. Notwithstanding the foregoing, “senior indebtedness” will not include:

•	any of our obligations to our subsidiaries;

•	any liability for Federal, state, local or other taxes that we owe;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees of these obligations or instruments evidencing such liabilities;

•	any of our indebtedness, and any accrued and unpaid interest in respect of our indebtedness, that is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

•	the subordinated debt securities.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid in full in cash when due; or

•

the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.

The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “payment blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice. The payment blockage period will end earlier if such payment blockage period is terminated:

•	by written notice to the trustee and us from the person or persons who gave such payment blockage notice;

•	because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or

•	because such senior debt has been discharged or repaid in full in cash.

Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days.

If we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property, then:

•

the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

•

until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness, except that holders of subordinated debt securities may receive certain capital stock and subordinated debt.

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “Defeasance and Covenant Defeasance.”

Book-Entry Delivery and Settlement

We may issue the debt securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the debt securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the debt securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the U.S. may require that some purchasers of securities take physical delivery of the debt securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the debt securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities (subject, in the case of the third bullet point, to the procedures of the depository) if:

•

the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the debt securities has occurred and is continuing; or

•	we determine that the debt securities will no longer be represented by global securities.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our Charter (“Articles of Incorporation”) and our Bylaws (“Bylaws”). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Articles of Incorporation and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

As of the date of this prospectus, TuHURA is authorized to issue up to 205,000,000 shares of capital stock, including 200,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

The additional shares of TuHURA authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our Board of Directors (the “Board”) to issue additional shares of stock could enhance our Board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management.

Common Stock

Each outstanding share of Common Stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. All actions required or permitted to be taken by stockholders at an annual or annual meeting of the stockholders must be effected at a duly called meeting, with a quorum present of a majority in voting power of the shares entitled to vote thereon. Annual meetings of the stockholders may only be called by our Board acting pursuant to a resolution approved by the affirmative majority of the entire Board. Stockholders may not take action by written consent. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Charter.

Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of Common Stock have equal ratable rights to such dividends as may be declared from time to time by our Board out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of affairs, holders of Common Stock will be entitled to share ratably in the remaining assets after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of Common Stock are fully paid and nonassessable. Holders of Common Stock do not have preemptive rights.

The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

Our Board is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, 4,721,470 of which shares are undesignated, with such designations, rights and preferences as may be determined from time to time by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of Common Stock.

Series A Preferred Stock

Our Board previously established a series of preferred stock designated as Series A Preferred Stock (“Series A Preferred Stock”), comprising 278,530 shares of preferred stock, of which all shares remain outstanding as of November 3, 2025. Subject to superior rights of any other outstanding preferred stock from time to time each outstanding share of Series A Preferred Stock is entitled to receive, in preference to Common Stock, cumulative dividends, payable quarterly in arrears, at an annual rate of 3% of $1.00 per share (the “Series A Stated Value”). We have never paid dividends on shares of Common Stock and we do not intend to do so for the foreseeable future. Series A Preferred Stock does not have any voting rights. In the event of liquidation, each share of Series A Preferred Stock is entitled to receive, in preference to Common Stock, a liquidation payment equal to the Series A Stated Value (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Stock), plus any accrued and unpaid dividends. If there are insufficient funds to permit full payment, the assets legally available for distribution will be distributed pro rata among the holders of the Series A Preferred Stock. The Series A Preferred Stock cannot be transferred without our prior written consent.

Certain Anti-Takeover Provisions

Special Meetings of Stockholders

Special meetings of the stockholders may only be called by our Board acting pursuant to a resolution approved by the affirmative majority of the entire Board, certain officers or any stockholder holding at least 20% of the stock issued and outstanding and entitled to vote thereat.

Business Combinations Act

The Business Combinations Act, Sections 78.411 to 78.444 of the Nevada Revised Statute (“NRS”), restricts the ability of a Nevada “resident domestic corporation” having at least 200 stockholders of record to engage in any “combination” with an “interested stockholder” for two (2) years after the date that the person first became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the resident domestic corporation and (i) the purchase of shares by the interested stockholder is approved by our Board before that date or (ii) the combination is approved by the board of directors of the resident domestic corporation and, at or after that time, the combination is approved at an annual or annual meeting of the stockholders of the resident domestic corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least sixty percent (60%) of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

If this approval is not obtained, then after the expiration of the two (2) year period, the business combination may still not be consummated unless it is a combination meeting all of the requirements of the articles of incorporation of the resident domestic corporation and either the “fair price” requirements specified in NRS 78.441 to 78.444, inclusive are satisfied or the combination is (a) a combination or transaction by which the person first became an interested stockholder is approved by our Board of the resident domestic corporation before the person first became an interested stockholder, or (b) a combination approved by a majority of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder, or any affiliate or associate of the interested stockholder.

“Interested stockholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

A “combination” is broadly defined and includes, for example, any merger or consolidation of a corporation or any of its subsidiaries with (i) an interested stockholder or (ii) any other entity that after and as a result of the merger or consolidation would be an affiliate or associate of the interested stockholder; or any sale, lease, exchange, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with an interested stockholder having: (x) an aggregate market value equal to more than 5% of the aggregate market value of the assets of a corporation, (y) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of a corporation, or (z) representing more than 10% of the earning power or net income of a corporation.

The provisions of Nevada law, our Charter and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other shareholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have a provision in our Charter pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Nevada Revised Statute and subject to any limitations set forth in our Charter. The purpose of authorizing our Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of outstanding voting stock.

Our Transfer Agent

The transfer agent and registrar for shares of our Common Stock is Equiniti Trust Company, LLC.

Listing of Securities

Our Common Stock is listed on NASDAQ under the symbol “HURA.”

DESCRIPTION OF WARRANTS

We may issue warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the warrant holder, with the option to also utilize a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise of the warrants, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the subscription rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each securityholder;

•	the amount of debt securities, common stock, preferred stock or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights will expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, shares of preferred stock, shares of common stock, debt securities or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, debt securities, common stock or preferred stock. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of such documents, which will be described in more detail in the applicable prospectus supplement.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the heading “- Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders consist of 9,321,545 shares of our Common Stock comprising up to (i) 4,570,629 shares of our Common Stock and (ii) 4,750,916 shares of our Common Stock issuable upon the exercise of warrants. The shares of Common Stock have been issued or are issuable in connection (i) the Securities Purchase Agreement dated as of June 2, 2025 (the “Securities Purchase Agreement”), (ii) a selling stockholder’s exercise of warrants to purchase 45,765 shares of Common Stock, and (iii) placement agent warrants issued in connection with the Private Placement (see definition below). We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time in accordance with the terms of the Securities Purchase Agreement.

On June 2, 2025, we and the selling stockholders (the “Purchasers”) entered into the Securities Purchase Agreement pursuant to which we agreed to issue to the Purchasers, in a private placement (the “Private Placement”), an aggregate of 4,759,309 shares of Common Stock together with warrants to purchase an equal number of shares of Common Stock at an exercise price of $3.3125 (the “Private Placement Warrants”), for an aggregate offering amount of approximately $12.6 million. The combined effective offering price for each share and accompanying Private Placement Warrant in the Private Placement was $2.65.

Pursuant to the Securities Purchase Agreement, each Purchaser was obligated to purchase such Purchaser’s respective investment in the Private Placement in four equal tranches, as follows:

•	$2.23 million was purchased on June 2, 2025 (the “Initial Closing”);

•

$2.23 million was purchased on June 9, 2025, following our notification to the Purchasers that the Food and Drug Administration (FDA) has notified us that we are no longer subject to the partial clinical hold set forth in the FDA’s Partial Clinical Hold letter to us dated January 24, 2024, with respect to our planned Phase 3 trial of IFx-2.0;

•	$2.23 million was purchased on June 24, 2025, following our notification to the Purchasers that the Phase 3 trial for IFx-Hu2.0 (the “Phase 3 Trial”) had been initiated; and

•

$2.23 million was purchased on June 30, 2025, following our notification to the Purchasers that all material conditions for the closing of the Kineta Merger have been satisfied (other than conditions that cannot be satisfied until on or immediately before the closing of the Kineta Merger) and that we were prepared to close the Kineta Merger.

In addition to the approximately $8.9 million that was purchased in four tranches through July 24, 2025, under the Securities Purchase Agreement, approximately $3.7 million of the Private Placement (the “Final Tranche Private Placement Amount”) was required under the Securities Purchase Agreement to be purchased and funded by December 31, 2025 by four Purchasers who had the right defer the purchase of a portion of their Common Stock and Private Placement Warrants until such time (the “Deferral Investors”). The Deferral Investors were Pranabio Investments LLC, Garden Street House, LLC, Thomas C. Mollick, and Matthew Nachtrab.

On September 5, 2025, each of Deferral Investors and us entered into an agreement (the “Final Purchase Agreements”) pursuant to which they agreed to immediately purchase an aggregate of $3.2 million of the Final Tranche Private Placement Amount in exchange for our agreement, set forth in a Warrant Amendment Agreement between us and each Deferral Investor (the “Warrant Amendment Agreements”), to extend the expiration dates of certain warrants to purchase an aggregate of 1.5 million shares of Common Stock that were issued by our predecessor in a 2024 private placement of convertible notes (the “2024 Warrants”). Under the Warrant Amendment Agreements, the expiration dates of the 2024 Warrants were extended to December 31, 2030.

We currently plan to use the net proceeds from the Private Placement for cash requirements to fund expenses acquired in connection with the Kineta Merger, to fund the initiation of the Phase 3 Trial for IFx-2.0, to fund the advancement of TBS-2025 to a Phase 2 trial and for other working capital needs.

The Private Placement Warrants have an exercise price per share equal to $3.3125 and will expire on December 3, 2030. The exercise price of the Private Placement Warrants is subject to proportional adjustment for stock splits, reverse stock splits, and similar transactions.

The shares of Common Stock, Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants were issued in the Private Placement and have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

When we refer to “selling stockholders” in this prospectus, we mean persons listed in the table below, as well as such person’s transferees, pledgees or donees or its or their respective successors. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange and the rules and regulations thereunder) of the shares of Common Stock held by the selling stockholder. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholder as of November 3, 2025. The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholder. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus. The fifth column lists the percentage of Common Stock owned by the selling stockholder, assuming the sale of all of the shares offered by the selling stockholder pursuant to this prospectus. In calculating the percentage of shares beneficially owned by the selling stockholder after the Private Placement, we have based our calculations on 51,258,388 shares of our Common Stock outstanding as of October 30, 2025.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution - Selling Stockholders Plan of Distribution.”

Name and Address of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
Lars Bader 1236 N. Stafford St
Arlington, VA 22201	377,360	377,360	0	*
Michael Chieco 1 Serenity Lane
Cos Cob, CT 06807	30,566	18,872	11,694	*
Ghassan Gheith 156 86th St
Brooklyn, NY 11209	49,289	40,000	9,289	*
Patrick Keogh 1127 9000 Divide Road, Unit 205
Frisco, CO 80443	150,944	150,944	0	*
Geoffrey Keller 6022 Berwynd Ct Fairfax, VA 22030	75,472	75,472	0	*
Robert Burke Forster 54 Deepdale Dr
Great Neck, NY 11021	188,680	188,680	0	*
Eric Borell 1455 Guinea Lane
Warrington, PA 18976	281,416	226,416	55,000	*
Joseph Errico 10113 Calumet Lane
Lake Worth, FL 33467	401,361	301,888	99,473	*

Name and Address of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
Thomas Errico 4500 Monserrate St.
Coral Gables, FL 33146	336,171	150,944	171,631	*
James D. Kollefrath 2017 Irrevocable Trust(2)
212 S. Maine Ave. Ste. 131
Sioux Falls, SD 57104	75,472	75,472	0	*
Christopher Morrison 795 Collany Road, Unit 302
Tierra Verde, FL 33715	213,279	188,680	24,598	*
Norton Capital LLC (3) 670 Glades Road, Suite 200
Boca Raton, FL 33431	75,472	75,472	0	*
RAJK Family Limited Partners LLC (4) 10692 Bright Willow Lane
Vienna, VA 22181	426,839	301,888	124,951	*
Tapper Ventures Inc. (5) 12191 W Linebaugh Ave # 788
Tampa, FL 33626	850,919	377,360	473,559	*
Nick Amaro & Sabrena Amaro 222 Poinciana Lane
Largo, FL 33770	114,398	75,472	38,926	*
Kerry Dustin 1625 Ixora Drive
Naples, FL 34102	555,436	452,832	102,604	*
KMS Health LLP (6) 28965 Wesley Chapel Boulevard
Wesley Chapel, FL 33543	75,472	75,472	0	*
David Lam & Kristi Lam 205 Palm Island SW
Clearwater Beach, FL 33767	64,608	56,608	8,000	*
Lee M. Barlas & Irini Barlas Living Trust(7)
1383 Playmoor Dr
Palm Harbor, FL 34683	377,360	377,360	0	*
William K. Lovelace 2950 W Bay Drive #55
Belleair Bluffs, FL 33770	188,680	188,680	0	*
Ryan McCarty 232 Rue Des Lacs
Tarpon Springs, FL 34688	75,472	75,472	0	*
L. Don Miller & Dana Miller 2110 Pine Valley Dr.
Houston, TX 77019	381,600	301,888	79,712	*
Jaime Wong & Faye Routledge Wong JTWROS 974 Louise Ave
San Jose, CA 95125	75,472	75,472	0	*

Name and Address of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
Robert G. Smith & Gail E. Smith 31 Water Front Avenue
Lakeway, TX 78734	188,680		188,680	0	*
Paul Arnold & Mary Jo Arnold 990 Cypress Cove Way
Tarpon Springs, FL 34688	169,014		75,472	93,542	*
3i, LP (8) 2 Wooster St. Fl. 2 New York, NY 10013	377,360		377,360	0	*
Alta Partners, LLC (9) 1205 Franklin Avenue, Suite 320
Garden City, NY 11530	75,472		75,472	0	*
Warberg WF XII LP (10) 716 Oak St.
Winnetka IL 60093	60,048		60,048	0	*
Warberg Special Situations Fund LP(11) 716 Oak St
Winnetka IL 60093	60,048		60,048	0	*
Thomas Mollick 10325 Happy Hollow Avenue
Odessa, FL, 33556	1,743,664	(12)	981,130	762,534	1.5%
Matthew Joseph Nachtrab Revocable Trust dated December 18, 2014 (13) 116 Adalia Ave.
Tampa, FL 33606	3,733,460	(14)	1,660,376	2,299,500	4.5%
Garden Street House, LLC (15) 1701 Chicon St.
Austin, TX 78702	994,949		679,244	315,705	*
Pranabio Investments LLC (16) 1701 Chicon St.
Austin, TX 78702	3,145,625		679,244	2,466,381	4.8%
Robert Ammon 4403 Charleston Court
Tampa, Florida 33609	32,372		18,872	13,500	*
Thomas Lee P.O. Box 2743
Brandon, FL 33509	61,736		37,736	24,000	*
Kurt Osborn 12127 Oakwood Dr
Hudson, FL 34669	43,872		18,872	25,000	*
Donald Wojnowski 3507 Casablanca Ave.
St. Pete Beach, FL 33706	169,624		109,624	60,000	*
Hazem Algendi 38 6th Ave, Apt. 2107
Brooklyn, NY 11217	7,866		4,111	3,755	*

Name and Address of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
Amal Amin 2245 Covert Rd.
Glenview, IL 60025	3,250	1,958	1,292	*
John Cassels 441 3rd St. S.
St. Petersburg, FL 33701	19,586	19,586	0	*
Christopher Clark 3075 NW Montara Loop
Portland, OR 97229	8,668	5,222	3,446	*
Phillip Conway 150 2nd Ave. N., Suite 150
St. Petersburg, FL 33701	302	302	0	*
Trent Davis 16395 McDonald Rd.
Nehalem, OR 97131	1,958	1,958	0	*
Peter Fogarty 3268 Brookwood Drive
Layafette, CA 94549	755	755	0	*
John Linder 836 NW Wintergreen Drive
McMinnville, OR 97128	1,133	1,133	0	*
Terrence Lynch 4490 Burgess Hill Lane
Alpharetta, GA 30022	2,162	2,162	0	*
Michael Nadler 40 Wall St., 39th Fl.
New York, NY 10005	757	755	2	*
Thomas Parigian 20 Mahoras Drive Ocean, NJ 07712	56,716	5,222	51,494	*
Kathleen Rasmussen 7047 SE 64th Ave.
Portland, OR 97206	587	587	0	*
Robert Setteducati 547 Princeton Ave.
Brick, NJ 08724	5,222	5,222	0	*
Malcom Alexander Winks 1054 S. Bedford Street, Apt. 302
Los Angeles, CA 90035	3,250	1,958	1,292	*
Marta Wypych 43 Herbert St., Apt. 1D
Brooklyn, NY 11222	9,186	2,690	6,496	*
Paulson Investment Company, LLC (17) 9171 Wilshire Blvd., Suite 500
Beverly Hills, CA 90210	24,110	17,042	7,068	*

*	Less than 1%.

(1)

Represents the number of shares of Common Stock that will be beneficially owned by the selling stockholders after completion of this offering based on the assumptions that (i) all of the shares of Common

Stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of Common Stock will be acquired or sold by the applicable selling stockholders before completion of this offering. However, the selling stockholders may sell all, part or none of their shares of Common Stock offered pursuant to this prospectus and may sell all, part or none of their common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.
(2)

The securities reported are held directly by the James D. Kollefrath 2017 Irrevocable Trust, and may be deemed to be beneficially owned by Caroline Nyberg, as trustee. Caroline Nyberg disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(3)

The reported securities are held directly by Norton Capital LLC (“Norton Capital”), and may be deemed to be beneficially owned by Robert Norton, as the Manager of Norton Capital. Robert Norton disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(4)

The reported securities are held directly by RAJK Family Limited Partners LLC (“RAJK”), and may be deemed to be beneficially owned by Amita Patel, as the Manager of RAJK. Amita Patel disclaims beneficial ownership of these securities except to the extent of their pecuniary interest therein.

(5)

The reported securities are held directly by Tapper Ventures Inc. and may be deemed to be beneficially owned by Thomas Pepin, who has sole voting and investment power. Thomas Pepin disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(6)

The reported securities are held directly by KMS Health LLP (“KMS Health”) and may be deemed to be beneficially owned by Zacharias Kalarickal, Manager of KMS Health. Zacharias Kalarickal disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(7)

The reported securities are held directly by the Lee M. Barlas and Irini Barlas Living Trust. Lee Barlas, as trustee, has sole voting and investment power and may be deemed the beneficial owner thereunder. Lee Barlas disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(8)

The reported securities are held directly by 3i, LP (“3i”) and may be deemed to be beneficially owned by Maier Tarlow, Manager of 3i. Maier Tarlow disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(9)

The reported securities are held directly by Alta Partners, LLC (“Alta Partners”) and may be deemed to be beneficially owned by Stephen Cohen, Managing Member of Alta Partners. Stephen Cohen disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(10)

The reported securities are held directly by Warberg WF XII LP (“Warberg WF”) and may be deemed to be beneficially owned by Daniel Warsh, Manager of Warberg WF. Daniel Warsh disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(11)

The reported securities are held directly by Warberg Special Situations Fund LP (“WSSF”) and may be deemed to be beneficially owned by Daniel Warsh, Manager of WSSF. Daniel Warsh disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(12)

Excludes, for beneficial ownership purposes, 75,472 shares of Common Stock subscribed for in the Private Placement, but to be purchased by Thomas Mollick on or before December 31, 2025 pursuant to the terms of the Securities Purchase Agreement, dated as of June 2, 2025, between TuHURA and Thomas Mollick, as amended by a closing agreement, dated as of September 5, 2025, between TuHURA and Thomas Mollick.

(13)

The securities reported are held directly by the Matthrew Joseph Nachtrab Revocable Trust dated December 18, 2014 (the “Nachtrab Trust”). Matthew Nachtrab, as trustee, has sole voting and investment power and may be deemed the beneficial owner thereunder. Matthew Nachtrab disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein.

(14)

Excludes, for beneficial ownership purposes, 113,208 shares of Common Stock subscribed for in the Private Placement, but to be purchased by the Nachtrab Trust on or before December 31, 2025 pursuant to the terms of the Securities Purchase Agreement, dated as of June 2, 2025, between TuHURA and the Nachtrab Trust, as amended by a closing agreement, dated as of September 5, 2025, between TuHURA and Matthew Nachtrab.

(15)

The securities reported are held directly by Garden Street House, LLC (“Garden Street”). Samir Patel, the sole Member and Manager of Garden Street, may be deemed the beneficial owner thereunder. Samir Patel disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. See “Principal Stockholders” for additional information regarding the beneficial ownership of Samir Patel.
(16)

The securities reported are held directly by Pranabio Investments LLC (“Pranabio”). Samir Patel, the sole Member and Manager of Pranabio, may be deemed the beneficial owner thereunder. Samir Patel disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. See “Principal Stockholders” for additional information regarding the beneficial ownership of Samir Patel.

(17)

The securities reported are held by Paulson Investment Company, LLC (“Paulson”). Malcolm Alexander Winks directly has the power to vote or dispose of the securities reported and may be deemed to the beneficial owner thereunder. Malcolm Alexander Winks disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) through the distribution of subscription rights; (vi) in “at the market,” equity line or similar offerings to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or (vii) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers from certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and broker-dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our Common Stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the Common Stock which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and broker-dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

Selling Stockholder Plan of Distribution

The selling stockholders may sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The securities may be distributed from time to time in one or more transactions:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Upon our being notified in writing by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the method of distribution, the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to the selling stockholders, if applicable, and any other required information.

The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

The selling stockholders, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. The selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of Common Stock being offered by this prospectus will be listed on the Nasdaq Capital Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with the selling stockholders, or perform services for the selling stockholders, in the ordinary course of business for which they receive compensation.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Common Stock.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until all securities under such registration statement cease to be registrable securities or such shorter period upon which all shareholders with registrable securities included in such registration statement have notified us that such registrable securities have actually been sold.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of TuHURA as of December 31, 2024 and 2023, and for each of the years then ended, have been included in this prospectus, which is referred to and made a part of this Registration Statement on Form S-3, have been audited by Cherry Bekaert LLP, independent registered accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of TuHURA (formerly known as Kintara Therapeutics, Inc.) as of June 30, 2024 and 2023, and for the years then ended, included in this prospectus, which is referred to and made a part of this Registration Statement on Form S-3, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Kineta as of December 31, 2024 and 2023, and for each of the years then ended, have been included in this prospectus, which is referred to and made a part of this Registration Statement on Form S-3, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.tuhurabio.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025, for the fiscal quarter ended June 30, 2025, filed with the SEC on August 14, 2025, and for the fiscal quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

•

Our Current Reports on Form 8-K filed with the SEC on January 3, 2025, February  14, 2025, March  12, 2025, May  7, 2025, May  7, 2025, June  6, 2025, June  12, 2025, June  24, 2025, June  27, 2025, June  30, 2025, August  12, 2025, September  11, 2025, October  31, 2025, November  3, 2025, November 4, 2025 and November 18, 2025; and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on July 8, 2016, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

TuHURA Biosciences, Inc.

10500 University Center Drive, Suite 110

Tampa, Florida 33612

(813) 875-6600

Attention: Chief Financial Officer

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

TuHURA Biosciences, Inc.

$50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

April 8, 2026